                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Green Mountain Power Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Green Mountain Power Corporation
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 [LOGO - GREEN]

                            25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                        SOUTH BURLINGTON, VERMONT 05402
                                                                  April 12, 1995
TO OUR SHAREHOLDERS:

    You are cordially invited to attend the Annual Meeting of Shareholders of Green Mountain Power Corporation, which will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 18, 1995, at 10:00 a.m., EDST. The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted on at the Meeting.

    For   your  convenience,  a  map  showing  the  location  of  the  corporate headquarters is printed on the reverse side of this letter.

    Regardless of the number of shares you own, it is important that your shares be represented at the Meeting. We hope that you will be able to attend personally and urge you to do so if it is at all possible. In any event, we ask that you sign and complete the enclosed proxy and return it to us promptly. If you are able to attend the Meeting, you may revoke the proxy at that time and vote your shares personally. If for any reason you are not able to attend the Meeting, your signed proxy will assure proper representation of your ownership interests in Green Mountain Power Corporation.

    This year, in addition to electing the Board of Directors, you are being asked to approve an amendment to the Company's By-laws which provides for the division of the Board of Directors into three classes wherein the terms of office would result in the election of one-third of the Directors each year. If approved, election of the classified Board of Directors will begin with this Annual Meeting. You are also being asked to approve the Compensation Program for Officers and Certain Key Management Personnel that was adopted by the Board of Directors.

    We urge you to read the accompanying materials carefully before voting on the matters to be considered at the Meeting. These matters have been given thorough consideration by your Board of Directors. They are of importance to the well-being of your Company, and the Directors recommend that you vote in favor of each of the items on which a vote is requested from you on the proxy. Affirmative vote of a majority of the shares outstanding is required to effectuate these proposals.

    Commencing at 9:00 a.m., prior to the Meeting, refreshments will be served. You are encouraged to arrive in sufficient time to complete registration before the Meeting convenes at 10:00 a.m. Following the Meeting, you are invited to attend a picnic lunch to be served on the lawn at the headquarters building.

    To help us to plan for the Meeting and lunch, we would appreciate your completing the enclosed reply card and returning it to us.

    Thank you for your continued interest in the Company.

                                          Sincerely,
                                          DOUGLAS G. HYDE
                                          President and
                                          Chief Executive Officer

                                     [MAP]

                                [LOGO -- BLACK]

                            25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                        SOUTH BURLINGTON, VERMONT 05402

                               NOTICE OF MEETING

To the Shareholders of
 GREEN MOUNTAIN POWER CORPORATION:

    Notice is hereby given that the Annual Meeting of the Shareholders of Green Mountain Power Corporation will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 18, 1995, at 10:00 o'clock in the forenoon (Eastern Daylight Savings Time), for the following purposes:

        Item 1. To approve an amendment to the By-laws regarding classification of the Board of Directors;

        Item 2. To elect a Board of Directors;

        Item 3. To approve the Compensation Program for Officers and Certain Key Management Personnel; and

        Item 4. To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof;

all as set forth in the Proxy Statement accompanying this notice.

    Only holders of record of Common Stock as shown on the stock transfer books of the Company at the close of business on March 30, 1995, will be entitled to vote at the Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                                      DONNA S. LAFFAN
                                                         SECRETARY

Date: April 12, 1995
                                    IMPORTANT
IF YOU CANNOT BE PRESENT AND DESIRE TO HAVE YOUR STOCK VOTED AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                PROXY STATEMENT
                        GREEN MOUNTAIN POWER CORPORATION
                            25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                        SOUTH BURLINGTON, VERMONT 05402

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1995
                            ------------------------
                                                                  APRIL 12, 1995

                             PROXY AND SOLICITATION

    The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 18, 1995, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to the shareholders on or about April 12, 1995.


    The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy materials to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor. The Company has retained Morrow & Co. to assist in the solicitation of proxies at an estimated cost of $15,000, plus reimbursement of reasonable out-of-pocket expenses.


    Shareholders who execute proxies retain the right to revoke them by notifying the Corporate Secretary by mail at the above address or in person at the Annual Meeting before they are voted. A proxy in the accompanying form when it is returned properly executed will be voted at the Annual Meeting in accordance with the instructions given, and if no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors.

                      STOCK OUTSTANDING AND VOTING RIGHTS


    On March 30, 1995, the record date for the Annual Meeting, the Company had outstanding 4,672,340 shares of Common Stock (excluding 15,856 of such shares held by the Company as Treasury Stock), which is the only class of stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held.


    The affirmative vote by the holders of a majority of the shares represented at the Annual Meeting is required for the amendment to the By-laws regarding the reclassification of the Board of Directors (Item 1 herein) (the "Board Classification Amendment"), the election of directors (Item 2 herein), and the approval of the Compensation Program for Officers and Certain Key Management Personnel (Item 3 herein).

    Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on particular matters) will not be counted as votes in favor of Item 1, Item 2 or
Item 3 herein.

    The shares of Common Stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of Common Stock will be voted FOR the Board Classification Amendment (Item 1 herein), FOR the election of nominees for Directors (Item 2 herein), and FOR the Compensation Program for Officers and Certain Key Management Personnel (Item 3 herein). The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding Common Stock of the Company on March 30, 1995.

    The following table sets forth, as of January 31, 1995, information relating to the ownership of the Company's Common Stock by each nominee for Director, by each of the Executive Officers named in the Summary Compensation Table and by all Directors and Executive Officers as a group.

                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
                                                                       ---------------------
Robert E. Boardman...................................................            1,328
Nordahl L. Brue......................................................            2,892(2)
William H. Bruett....................................................            1,500
Merrill O. Burns.....................................................            1,673
Lorraine E. Chickering...............................................              150
John V. Cleary.......................................................            2,120
Richard I. Fricke....................................................            2,900(3)
Douglas G. Hyde......................................................            6,114(4)
Euclid A. Irving.....................................................              342
Martin L. Johnson....................................................            1,089
Ruth W. Page.........................................................            1,100(5)
Thomas P. Salmon.....................................................            1,044
Christopher L. Dutton................................................            1,564(6)
Edwin M. Norse.......................................................              961
A. Norman Terreri....................................................            2,784(7)
Stephen C. Terry.....................................................            1,400(8)
All directors and Executive
  Officers as a group (26 persons)...................................           37,395

- ------------
(1) Each listed individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted herein below. As of January 31, 1995, no Director, nominee or listed Executive Officer owned beneficially as much as 1% of the Company's outstanding Common Stock.

(2)  Mr. Brue owns 2,755  of these shares directly.  The remaining 137 of  these shares  are  owned by  Mr.  Brue's children  for  whom Mr.  Brue  serves as custodian; Mr.  Brue disclaims  any other  beneficial interest  in the  137 shares owned by his children.

(3)  Mr. Fricke owns 2,500 of these shares directly. His wife owns the remaining
     400 of these shares; Mr. Fricke disclaims any other beneficial interest in the 400 shares owned by his wife.

(4)  Mr. Hyde owns 5,714 of these  shares directly. His wife owns the  remaining
     400 of these shares; Mr. Hyde disclaims any other beneficial interest in the 400 shares owned by his wife.

(5)  Mrs. Page owns 900 of these shares directly. Her husband owns the remaining
     200 of these shares; Mrs. Page disclaims any other beneficial interest in the 200 shares owned by her husband.

(6)  Mr.  Dutton owns 1,498 of these shares  directly. The remaining 66 of these shares are owned by Mr. Dutton's children for whom Mr. Dutton's wife serves as custodian; Mr. Dutton disclaims any other beneficial interest in the  66 of these shares shares owned by his children.

(7) Mr. Terreri owns 2,439 of these shares directly. His wife owns the remaining 345 of these shares; Mr. Terreri disclaims any other beneficial interest in the 345 shares owned by his wife.

(8)  Mr.  Terry owns 1,370 of these shares directly. His wife owns the remaining
     30 of these shares; Mr. Terry disclaims any other beneficial interest in the 30 shares owned by his wife.


    As of January 31, 1995, all Directors and Executive Officers of the Company as a group (consisting of 26 persons) beneficially owned an aggregate of 37,395 shares (or approximately 0.8% of the outstanding shares) of Common Stock.

                ITEM 1. PROPOSED BOARD CLASSIFICATION AMENDMENT


    To enhance continuity and stability of the Board of Directors and the policies formulated by the Board, the Board has unanimously approved and is proposing an amendment to the By-laws, as amended, to provide for classification of the Board of Directors. The Board Classification Amendment will divide the Board of Directors into three classes, as nearly equal in number as possible. After a transitional arrangement, Directors will serve for three years, with one class being elected each year.


    In the opinion of the Board of Directors, the Board Classification Amendment is desirable to help ensure stability and continuity in the management of the Company's business and affairs. Although there have been no problems with respect to stability or continuity of the Board of Directors in the past, the Board believes that the longer time required to elect a majority of a classified board will help to prevent the occurrence of such problems in the future. The Board of Directors also believes that the proposed amendment is desirable to help discourage hostile attempts to take control of the Company.

POTENTIAL EFFECTS OF THE PROVISIONS

    The provisions for classification of Directors will apply in all years, even when no takeover or proxy contest is being proposed or when no change in control has occurred. Change in the composition of the whole Board would take up to three years and change of a majority of the Directors would require two successive annual meetings. Therefore, the Board Classification Amendment could make more difficult or discourage a merger, tender offer, proxy contest or the assumption of control by a holder of a substantial block of the Company stock or the removal of the incumbent Board, irrespective of whether such action might be perceived by shareholders holding a majority of the voting power to be beneficial to the Company and its shareholders. The Board Classification Amendment could also discourage a third party from acquiring a substantial block of stock in the first instance, with a view to a subsequent bid for control of the Company, irrespective of whether an initial acquisition might be viewed as beneficial to the Company and its shareholders. Thus, shareholders might not have the opportunity to dispose of their shares at a price which may be substantially higher than the prevailing market price. To the extent that the Board Classification Amendment delays a change in control of the Board, the position of current management may be strengthened, thereby assisting management personnel in retaining their positions, even when the only reason for the change is the performance of the directors.

    At the 1987 annual meeting, shareholders approved "anti-takeover" amendments to the Company's Articles of Association. In essence, the amendments provide as follows:

    - The Company may not, without special shareholder approval, pay a premium price for any shares held by a substantial shareholder (5% or more of the outstanding shares) for less than two years. This provision is designed to discourage "greenmail", a practice in which a corporate "raider" would buy a large number of shares of stock and then threaten to disrupt the Company's business unless the Company repurchased the shares at a premium.


    - The "fair-price" provision requires a special shareholder approval for any merger or business combination between the Company and a substantial shareholder that has not been approved by the Board of Directors. In addition, such a merger or business combination must satisfy certain minimum price provisions and must ensure that all shareholders receive the same price for the shares purchased in the merger or business combination.



    - The Board of Directors, in evaluating any proposed merger, would be required to consider other factors in addition to the current market value of the stock. Under the "business judgment" provision, factors that must be considered by the Directors in evaluating a merger include the impact of the transaction on customers, suppliers, employees, and the community served by the Company. The Directors must also consider the future market potential of the Company.



    The provisions are intended to give the Board of Directors the time needed to consider carefully the merits of a takeover proposal and some additional bargaining leverage in negotiating with a takeover proponent.


    The Board of Directors of the Company has carefully considered the potential adverse effects of the Board Classification Amendment, and has unanimously concluded that any risk of such consequences is substantially outweighed by the increased protection which the Board Classification Amendment will afford the Company and its shareholders, employees and ratepayers.

    The Board Classification Amendment requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS ITEM 1.

                   ITEM 2. NOMINEES FOR ELECTION AS DIRECTOR

    The shares of Common Stock represented by the proxies that are executed and returned in the accompanying form will be voted at the Annual Meeting (unless authority is withheld) to elect as Directors the nominees listed below to serve until the next Annual Meeting of Shareholders (except as described below with respect to the Board Classification Amendment) and until their successors shall have been elected and qualified. Should any of the nominees become unavailable for election for any reason, the proxies will be voted for the election of such other person or persons as may be designated by the Board of Directors.

    The Board of Directors of the Company is currently composed of twelve members. All of the current Directors have been nominated for re-election at this meeting of shareholders. If the Board Classification Amendment is approved by shareholders and each of the nominees is elected, William H. Bruett, Richard
I. Fricke, Martin L. Johnson and Thomas P. Salmon will be elected for an initial term expiring at the 1996 Annual Meeting (Class I); Robert E. Boardman, Merrill
O. Burns, Douglas G. Hyde and Ruth W. Page will be elected for an initial term expiring at the 1997 Annual Meeting (Class II); and Nordahl L. Brue, Lorraine E. Chickering, John V. Cleary and Euclid A. Irving will be elected for an initial term expiring at the 1998 Annual Meeting (Class III); and in all cases until their respective successors have been duly elected and qualified. If the Board Classification Amendment is not approved, all nominees elected as Directors will serve until the 1996 Annual Meeting and until their respective successors have been duly elected and qualified.

                             NOMINEES FOR DIRECTOR

                                               BUSINESS EXPERIENCE FOR THE PAST FIVE                      DIRECTOR
           NAME                                  YEARS AND OTHER INFORMATION (AGE)                          SINCE
- --------------------------  ----------------------------------------------------------------------------  ---------
CLASS I (*)                 NOMINEES WHOSE TERMS WILL EXPIRE IN 1996.

William H. Bruett           Senior  Vice President, Group Product Manager of PaineWebber, Inc.; Director    1986
(A)(B)(C)(D)                of PaineWebber  Trust Co.  and Chairman  of PaineWebber  International  Bank
                            Ltd.,   London,  subsidiaries  of  PaineWebber   Group,  Inc.,  since  1990;
                            President, Chief Executive  Officer and Director  of Chittenden  Corporation
                            and of Chittenden Trust Company from 1984 to 1990. (51)

Richard I. Fricke           Director  Emeritus of National Life  Insurance Company; Director of Sentinel    1984
(A)(B)(D)                   Group  Funds,  Inc.  and  of  Sentinel  Pennsylvania  Tax-Free  Fund,  Inc.;
                            President  and Chief Executive Officer  of the Bank of  Vermont from 1987 to
                            1989; Retired Chairman of the Board and Chief Executive Officer of  National
                            Life Insurance Company; Fellow of the American Bar Foundation; Member of the
                            Board  of Overseers, Middlebury  College, of the  Cornell University Council
                            and of the Cornell Law School Advisory Council. (73)

Martin L. Johnson           President of The Johnson Company (environmental and engineering consultants)    1991
(B)(C)(F)                   since 1978;  Secretary  of the  State  of Vermont  Agency  of  Environmental
                            Conservation from 1973 to 1978. (67)

                                               BUSINESS EXPERIENCE FOR THE PAST FIVE                      DIRECTOR
           NAME                                  YEARS AND OTHER INFORMATION (AGE)                          SINCE
- --------------------------  ----------------------------------------------------------------------------  ---------
Thomas P. Salmon            Chairman of the Board of the Company since 1983; President of the University    1978
(A)(C)(D)(E)                of  Vermont since February  4, 1993; Interim President  of the University of
                            Vermont from 1991  to 1993; On  leave from Salmon  and Nostrand,  Attorneys,
                            Bellows  Falls, Vermont; Governor of the State of Vermont from 1973 to 1977;
                            Director of Vermont Electric Power Company, Inc., of National Life Insurance
                            Company, of Union Mutual Insurance Company and of BankNorth Group, Inc. (62)

CLASS II (*)                NOMINEES WHOSE TERMS WILL EXPIRE IN 1997.

Robert E. Boardman          Chairman of  Hickok  and Boardman,  Inc.  (insurance agency);  President  of    1974
(D)                         Hickok  & Boardman  Realty, Inc.; Director  of Bank of  Vermont, of National
                            Life Insurance  Company and  of  Mount Mansfield  Corporation  (recreation);
                            Trustee of Lake Champlain Maritime Museum. (62)

Merrill O. Burns            Senior   Vice  President   and  Executive   Corporate  Development  Officer,    1988
(A)(B)(D)                   BankAmerica Corporation  since  1991;  President and  Managing  Director  of
                            BankAmerica International from 1988 to 1991. (48)

Douglas G. Hyde             President,  Chief Executive Officer and  Chairman of the Executive Committee    1986
(A)(C)(E)                   of the  Company since  1993; Executive  Vice President  and Chief  Operating
                            Officer of the Company from 1989 to 1993; Executive Vice President from 1986 to  1989; Director of  Vermont Yankee Nuclear  Power Corporation, of Vermont
                            Electric Power Company,  Inc., of Edison  Electric Institute, of  Associated
                            Edison  Illuminating Companies, of  Vermont Business Roundtable,  and of the
                            Howard Bank; Member of the Board of Trustees of Fletcher Allen Health  Care.
                            (52)

Ruth W. Page                Writer,  Editor and Radio  Commentator; past member  of the Northeast Energy    1985
(B)(C)                      Council of the United States Department of Energy. (74)

CLASS III (*)               NOMINEES WHOSE TERMS WILL EXPIRE IN 1998.

Nordahl L. Brue             Chairman of Bruegger's Corporation (quick-service restaurants); Chairman  of    1992
(C)(E)                      Executive  Committee of Franklin  County Cheese and  Frank Hahn, Inc. (dairy manufacturing and distribution business); Principal of Champlain  Management
                            Services,   Inc.  (real  estate  development  and  management  enterprises);
                            Director of BankNorth Group, Inc.; Stockholder, Sheehey Brue Gray & Furlong,
                            P.C., Attorneys, Burlington,  Vermont; Director and  Officer of the  Vermont
                            Business  Roundtable; Member of the Governor's Council of Economic Advisors.
                            (50)

                                               BUSINESS EXPERIENCE FOR THE PAST FIVE                      DIRECTOR
           NAME                                  YEARS AND OTHER INFORMATION (AGE)                          SINCE
- --------------------------  ----------------------------------------------------------------------------  ---------
Lorraine E. Chickering      President of Public and Operator Services of Bell Atlantic Corporation since    1994
(B)(D)                      1993;  Vice  President,  Quality,  1993;  Vice  President,  Operations   and
                            Engineering  of Chesapeake  and Potomac  Telephone Company,  a subsidiary of
                            Bell Atlantic  Corporation, from  1991 to  1993; Assistant  Vice  President,
                            Marketing Operations of Bell Atlantic Corporation from 1989 to 1991. (44)

John V. Cleary              Retired  Chief  Executive  Officer  and  President  of  the  Company;  Chief    1980
(A)(C)(E)                   Executive Officer, President and Chairman of the Executive Committee of  the
                            Company from 1983 to 1993. (66)

Euclid A. Irving            Partner,  Paul, Hastings, Janofsky & Walker,  Attorneys, New York, New York,    1993
(B)(D)(E)(F)                since 1990; Partner, Mudge Rose  Guthrie Alexander & Ferdon, Attorneys,  New
                            York, New York from 1984 to 1990. (42)

- ------------
(A)  Member of Executive Committee

(B)  Member of Audit Committee

(C)  Member of Nominating Committee

(D)  Member of Compensation Committee

(E)  Member of Special Issues Committee

(F)  Member of Subsidiaries Oversight Committee

(*) Classification assumes that the amendment to the By-laws is approved and becomes effective before the Annual Meeting is adjourned and proxies are voted in accordance with Item 1 of the Proxy card.

                    BOARD COMPENSATION, OTHER RELATIONSHIPS,
                            MEETINGS AND COMMITTEES

COMPENSATION AND OTHER RELATIONSHIPS

    During 1994, each Director of the Company, except the President earned an annual fee of $9,500 for service as a Director. In addition to the annual fee, the Chairman of the Board earned $22,500 for service as Chairman of the Board in 1994. The President was not paid any fees for service as a Director. The Chairmen of the Audit, Compensation, Nominating and Special Issues Committees earned annual fees of $2,500 each for service in such capacity. The President, who is Chairman of the Executive Committee, was not paid any fee for service in such capacity. For attendance at meetings of the Board of Directors and of all committees of the Board, Directors other than the President earned $650 for each meeting attended in person (plus $350 for any meeting that occurred on the same day as another meeting) and $350 for participation by means of conference telephone. Travel and lodging expenses incurred by Directors attending Board or committee meetings are paid by the Company. The Company also maintains a Deferred Compensation Plan for Directors pursuant to which Directors may defer receipt of all or part of the fees otherwise payable to them for service as Directors.

    Mr. Nordahl L. Brue, a Director of the Company, is a stockholder in the law firm of Sheehey Brue Gray & Furlong, P.C. In prior years, the Company has retained the services of Sheehey Brue Gray & Furlong, P.C. as special counsel and has retained Sheehey Brue Gray & Furlong, P.C. to represent the Company in certain matters during 1995. The Company paid Sheehey Brue Gray & Furlong, P.C. $264,372 for legal services rendered in 1994.

    Mr. Martin L. Johnson, a Director of the Company, is the President of The Johnson Company, an environmental and engineering consulting firm. In 1994, the Company retained the services of The Johnson Company to assist with environmental matters and has retained The Johnson Company to provide expert advice and analysis regarding these matters in 1995. The Company paid The Johnson Company $801,570 for services rendered in 1994.

MEETINGS

    During 1994, the Board of Directors held seven regular meetings and one special meeting, which was held by conference telephone. During such year, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which such Director served.

COMMITTEES

    The committees of the Board of Directors include an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee, a Special Issues Committee and a Subsidiaries Oversight Committee, the members of which are identified on the foregoing table.

    The Executive Committee is vested with the powers of the Board of Directors in the management of the current and ordinary business of the Company, except as otherwise provided by law. During 1994, the Executive Committee held one meeting.


    The Audit Committee annually recommends to the Board of Directors the appointment of independent public accountants of the Company, reviews the scope of audits and receives, reviews and takes action deemed appropriate with respect to audit reports submitted and other audit matters. The Audit Committee met twice during 1994; one of such meetings was held by conference telephone.


    The function of the Nominating Committee is to recommend to the Board of Directors persons selected by the Committee for nomination to the Board of Directors. The Committee also reviews the Company's organizational plans and activities to assure the development and continuity of management leadership. This Committee met twice during 1994; one of such meetings was held by conference telephone. The Nominating Committee will consider nominees recommended by shareholders. The names of any such nominees should be forwarded to the Corporate Secretary, Green Mountain Power Corporation, 25 Green Mountain Drive, P.O. Box 850, South Burlington, Vermont 05402, who will submit them to the Nominating Committee for its consideration.

    The Compensation Committee is charged with the responsibility of reviewing and making recommendations to the Board of Directors regarding the annual salaries of Officers and incentive awards of Officers and key management personnel of the Company, recommending to the Board any needed revisions to the compensation of Officers and of otherwise assisting the Board in discharging its responsibilities in connection with the compensation of Officers. The Compensation Committee met five times during 1994; one of such meetings was held by conference telephone.

    The  Special   Issues   Committee  addresses   unusual,   extraordinary   or
miscellaneous issues that confront the Company from time to time. The Special Issues Committee met three times during 1994.

    The Subsidiaries Oversight Committee, a newly formed committee of the Board, will oversee the non-utility operations of the Company. The Committee did not meet during 1994.

                 ITEM 3. COMPENSATION PROGRAM FOR OFFICERS AND
                        CERTAIN KEY MANAGEMENT PERSONNEL


    The Board of Directors has adopted a Compensation Program for Officers and Certain Key Management Personnel (the "Compensation Program" or the "Program"). The Company is now seeking approval of the Program from Shareholders. The Program document is set forth in Exhibit B hereto.


    The Compensation Program is intended to ensure that total compensation, composed of base and variable compensation components, is competitive in the marketplace and promotes the Company's strategic objectives. More specifically, the purposes of the Compensation Program are to: ensure that base compensation compares favorably with regard to organizations competing for similar talent; provide an opportunity for officers and other key management personnel to share in the success of the Company by linking a portion of compensation (variable compensation) to corporate performance results; encourage a longer-term view by paying part of an earned variable compensation award in common stock that is subject to five-year restriction and forfeiture provisions; and foster and reinforce teamwork among officers and other key management personnel.


    The Company is asking Shareholders to approve the Compensation Program. A reserve of 50,000 shares of the Common Stock of the Company from the authorized but unissued shares that have been previously approved by shareholders will be established for this purpose; the Company may also use previously-issued shares held as Treasury Stock or shares purchased on the market.


ELIGIBILITY


    Participants in the Program are the senior officers of the Company and other key management personnel who are in positions to make a substantial contribution to the management, growth and success of the Company and have been designated by the Board of Directors as eligible. At present, 16 persons are eligible to participate in the Compensation Program. The Board of Directors has the power to otherwise modify the eligibility requirements of the Compensation Program. The eligible participants are listed in Appendix I to the Program document (see Exhibit B hereto).


PROGRAM ADMINISTRATION


    The Program will be administered by the Chief Executive Officer ("CEO") with the approval of the Compensation Committee. The Compensation Committee will review the operation of the Program no less frequently than annually and, as it deems necessary, recommend appropriate actions to the Board of

Directors. The Board of Directors will have the full power and authority to: interpret the Program; designate the participants; act on the CEO's recommendations; amend or terminate the Program, subject to required shareholder and regulatory approval; and approve the CEO's base and variable compensation.


COMPENSATION COMPONENTS

    Under the Program, BASE SALARIES are intended to provide a competitive rate of fixed compensation. Base salary levels will be assessed by compiling and analyzing salary information from various published survey sources on an annual basis, and are intended to be managed to the market average (in any event, within a plus or minus 10% range around the market average) as determined from the survey analysis. Actual base compensation within the market range will depend on internal equity, overall scope of responsibilities of the position, recruitment needs, and significant individual performance variations.


    The VARIABLE COMPENSATION component of the Program will tie compensation directly to the achievement of key corporate-wide objectives. Awards earned will be paid in cash, stock grants, and restricted stock. (The Company will impose two restrictions of a five year duration: no transferability and forfeiture of the stock upon termination of employment with the Company, except for retirement, death or disability.) The stock award provisions are effective only upon shareholder and other required regulatory approval.


    Opportunities for variable compensation awards for officers or key management employees will vary depending upon the "band" in which they fall -- Band A, B or C -- such "bands" signifying differences in the nature of the positions and their impact on the organization. At present, sixteen persons are eligible to participate in the Program; two in Band A, five in Band B and nine in Band C. The Board of Directors is authorized to increase or decrease the size of each band. Depending on the extent to which the Company's objectives are met or exceeded on appropriate performance measures, the awards can range from a threshold of 12.5% to a maximum of 75% of base salary. The award delivery feature is intended to motivate officers and other key management employees toward the annual attainment of critical corporate objectives consistent with the need to manage the Company to achieve longer-term success.

    Appropriate corporate performance measures and the performance objectives associated with them will be determined annually but are expected to remain in substantially the same form year-to-year. The performance measures will be weighted to reflect the Company's strategic plan and the impact each organization band/officer position has on performance; the extent to which variable compensation is paid will be a function of the Company's performance against the objectives on EACH of the performance measures. The performance measures, their weighting and the performance objectives for the first year of the Program, 1994, are set forth in Appendix II to the Program document.

    After the close of each year, the Compensation Committee, with input from the CEO, will ascertain the degree to which these performance objectives were accomplished to determine if variable awards are to be paid. If the threshold level of performance is not met, an award will NOT be paid with respect to that specific performance measure.


    In addition, the Program incorporates a circuit breaker to protect shareholder investment. The circuit breaker ensures that awards will not be paid unless earnings, after subtracting the variable awards, are greater than dividends paid in the year for which variable compensation is to be awarded.

    Participants must be employed on the date the award is paid in order to receive an award unless the participant has retired, is disabled or is deceased, or the Compensation Committee determines that the circumstances under which the participant terminated employment warrant special consideration.


    The Company presently is seeking regulatory approvals to reserve for issuance and to use 50,000 shares of common stock for awards in the Program. The 50,000 shares are expected to be used over the course of five years. The Company also may use previously-issued shares held as Treasury Stock or shares purchased on the market. At the Compensation Committee's discretion, participants may be granted Restricted Shares, Stock Grants or any combination of these provided that the combined total numbers of shares granted does not exceed the overall share authorization described above.


    Restricted Shares that are forfeited in accordance with the Program shall again be available for award under the Program.

    In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under the Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by Restricted Shares outstanding. In the event of any other changes affecting the Common Stock reserved under the Program, such adjustments, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

EFFECTIVE DATES


    The Program, except for the stock award provisions, became effective as of January 1, 1994. The stock award provisions of the Program will become effective upon approval by shareholders of the Company and any required approval of the issuance of shares by the Vermont Public Service Board. The Program and all outstanding awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been canceled.


    The Board of Directors believes that the Program is designed to improve the performance of the Company and to serve the best interest of the shareholders. By encouraging ownership of the Company's stock among those who play significant roles in the Company's success, implementation of the Program will more closely align the interests of Executive Officers and key management employees with those of its shareholders. The Program will also have a positive effect on the Company's ability to attract, motivate and retain employees of outstanding leadership and management ability.

    The affirmative vote of a majority of the outstanding shares is required for the approval of the Compensation Program for Officers and Certain Key Management Personnel.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS ITEM 3.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation earned by the Executive Officers named in the table (the "Named Executive Officers") for services rendered to the Company during fiscal years 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                       ANNUAL COMPENSATION(1)
                                                                 ----------------------------------      ALL OTHER
            NAME AND PRINCIPAL POSITION                 YEAR       SALARY    INCENTIVE(2) OTHER(3)    COMPENSATION(4)
- ----------------------------------------------------  ---------  ----------  -----------  ---------  -----------------

Douglas G. Hyde.....................................    1994     $  206,468   $      --   $  21,337      $   6,144
  President and Chief                                   1993     $  179,243   $       0   $       0      $   5,681
  Executive Officer                                     1992     $  149,046   $  37,200   $       0      $   4,434

A. Norman Terreri...................................    1994     $  153,839   $      --   $  20,837      $   5,211
  Executive Vice President and                          1993     $  144,023   $       0   $       0      $   5,207
  Chief Operating Officer                               1992     $  135,600   $  29,800   $       0      $   4,509

Edwin M. Norse......................................    1994     $  120,247   $      --   $  20,837      $   4,192
  Vice President and General                            1993     $  110,373   $       0   $       0      $   3,679
  Manager, Energy Resources and Sales                   1992     $  106,508   $  21,300   $       0      $   3,098

Christopher L. Dutton...............................    1994     $  112,102   $      --   $  20,837      $   3,543
  Vice President, Finance and                           1993     $  103,268   $       0   $       0      $   3,351
  Administration, Chief Financial Officer               1992     $   98,481   $  19,700   $       0      $   2,796
  and Treasurer

Stephen C. Terry....................................    1994     $  103,717   $      --   $  21,337      $   3,731
  Vice President and General                            1993     $   94,814   $       0   $       0      $   3,040
  Manager, Retail Energy Services                       1992     $   91,092   $  18,200   $       0      $   2,598

- ------------
(1) Amounts shown include salary and incentive earned by the Executive Officers on the basis of the Company's operating results in 1992 and 1993, as well as amounts earned but deferred at the election of those officers. The amount of the incentive to be awarded for 1994 has not yet been determined.

(2) Certain of the Company's officers, including the Named Executive Officers, were designated to participate in the Company's Management Incentive Plan, adopted in December 1985 and amended in December 1990. Annual awards could have amounted to a maximum of 10% to 30% of a participant's salary depending on such participant's position and certain corporate performance standards. Distributions to participants could have been made in three annual installments, depending on the amount of the award. The Management Incentive Plan as it applied to officers was superseded in 1994 by the Compensation Program for Officers and Certain Key Management Personnel. Payments made in the last three years under the Management Incentive Plan, based on the Company's and the participants' performance in those years, are set forth in the Incentive column of this Summary Compensation Table.

(3) The total amounts shown in this column represent a one-time payment to each of the Named Executive Officers for purchase of their Company assigned vehicle in conjunction with the elimination of Company provided vehicles.

(4) The total amounts shown in this column for the last fiscal year consist of the following:

     (i)  Benefits attributable to Company-owned life insurance policy: Mr. Hyde
     $1,643, Mr. Terreri $1,601, Mr. Norse $584, Mr. Dutton $420, and Mr.  Terry
     $619.

     (ii)  Company matching contributions to the Employee Savings and Investment
     Plan: Mr. Hyde  $4,501, Mr. Terreri  $3,610, Mr. Norse  $3,608, Mr.  Dutton
     $3,123, and Mr. Terry $3,112.

VARIABLE COMPENSATION PLAN AWARDS FOR 1994 PERFORMANCE

    As of April 1995, the Compensation Committee of the Board of Directors has not determined the amounts of any incentive awards to be paid to the Named Executive Officers under the Compensation Program on the basis of 1994 operating results. See Compensation Committee Report.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is charged with the responsibility of reviewing and making recommendations to the Board of Directors regarding the annual salaries and incentive awards paid to the Executive Officers of the Company. The process involved in determining the executive compensation for fiscal 1994 is summarized below.

    - In March and April 1994, an independent compensation consultant compiled information regarding executive compensation from a number of nationwide surveys of similarly-sized utility companies and from surveys of other businesses. The companies in such surveys operate in the Northeast United States, or are of a similar size, or have other operating characteristics similar to the Company. The Compensation Committee believes these companies are representative of the Company's main competition for executive talent. Consequently, the compensation survey groups include companies that are different from the companies in the S&P Electric Companies Index and the S&P 500 Composite Index used for the Performance Graphs.

    - In April 1994, the consultant provided a report to the Compensation Committee recommending changes in salary ranges as well as salary increase percentages reflecting meritorious job performance and cost of living factors. The report discussed how marketplace data was used to prepare the recommendations. Through regression analysis, with adjustments to maintain internal equity, the market data were used to derive a salary range midpoint, which was the average for each Executive Officer position salary range. The recommended salary ranges were then established from these midpoints.

    - The competitive market data were reviewed with the Company's Chief Executive Officer for each Executive Officer position except that of the Chief Executive Officer. In addition, each position, except that of the Chief Executive Officer, was reviewed together with each Executive Officer's individual performance for 1993 and objectives for the year 1994. The Company's performance for 1993 and performance targets for 1994 were also reviewed.

    - Based on the foregoing, the Chief Executive Officer recommended to the Compensation Committee a base salary for each executive level position excluding the Chief Executive Officer.

    - The Compensation Committee reviewed the salary of the Chief Executive Officer and compared it to salaries paid to chief executives of utility companies of similar size and to other companies. After discussion, the Compensation Committee recommended a base salary, which was approved by the Board of Directors. Specifically, the Compensation Committee considered, among other factors, the following matters (in descending order of importance without any specific weight being assigned to any of such factors) in establishing the Chief Executive Officer's base salary: the Company's achievement in 1993 of the return on equity target set by the Vermont Public Service Board; the Company's continuing to have the lowest retail electricity rates among the major investor-owned utilities in New England; the Company's maintenance in 1993 of its standing as having the second highest credit rating among New England's investor-owned utilities; and the continued favorable assessment of the Company by its customers in 1993 as reflected in an independent professional survey. These factors were also considered with respect to the Compensation Committee's deliberations on the base salaries for the other Executive Officers. The base salary of the Chief Executive Officer in 1994 was within the second quartile of the base salary paid by the surveyed companies.

    - In May 1994, the Compensation Committee reviewed the consultant's recommendations, performance evaluations and survey data. After discussion, the Compensation Committee recommended a base salary which was approved by the Board of Directors.

    - In March 1994, the Compensation Committee considered the incentive awards to be made in 1994 to the Named Executive Officers listed in the Summary Compensation Table pursuant to the Management Incentive Plan, as amended, in light of the Company's performance in 1993. Because the Company's earned return on equity in 1993 did not materially exceed the minimum level of performance allowing for incentive awards to be made under the Management Incentive Plan, as amended, the Compensation Committee concluded that no incentive awards should be paid in 1994 to the Named Executive Officers on the basis of the Company's performance in 1993.

    - In April 1994, the Company reviewed its policy of providing Company-owned vehicles to several dozen employees, including the Named Executive Officers. The Compensation Committee determined that it was appropriate to provide a one-time payment to the affected employees in light of the elimination of the Company-owned vehicle benefit. The one-time payment provided to the Named Executive Officers is shown in the Summary Compensation Table.

    - In  May  1994,  the  Compensation  Committee  presented  its  report   and
      recommendations to the Board of Directors for approval.

    - In April 1995, the Compensation Committee will consider the base salaries and the variable awards that the Committee will recommend be paid to the Named Executive Officers as of May 1995. The recommendations of the Compensation Committee to the Board of Directors in this respect will be based on a new report by a compensation consultant, new market survey data, and the Company's goals and objectives.

    - A new Section 162(m) was added to the Internal Revenue Code when Congress enacted the Omnibus Budget Reconciliation Act of 1993 on August 10, 1993. The Company has reviewed its compensation policies with respect to executive officers and determined that Section 162(m) should have no impact on its executive compensation policies in 1994 because no executive officer will receive compensation in such year in excess of the $1 million threshold.

                             COMPENSATION COMMITTEE

Robert E. Boardman         Richard I. Fricke
William H. Bruett          Euclid A. Irving
Merrill O. Burns,
Chairman                   Thomas P. Salmon
Lorraine E. Chickering

                               PERFORMANCE GRAPHS

    The following graphs compare the total return on investment (change in stock price plus reinvested dividends) performance of the Company with that of Duff & Phelps Electric Utility Index as calculated by Duff & Phelps, the S&P 500 Composite Index and the S&P Electric Companies Index calculated by Standard & Poor's Corporation. For this proxy statement and subsequent statements, the Company has elected to change the comparative peer group from the S&P Electric Companies Index to that of the Duff & Phelps Electric Utility Index. The Duff & Phelps Electric Utility Index is comprised of 89 electric utility companies. Company performance as compared to this index is used to determine a portion of awards under the Company's Compensation Program for Officers and key management personnel. The comparison of total return on investment for each of the periods assumes $100 was invested on December 31, 1989 (for the five-year graph) or December 31, 1984 (for the 10-year graph) in each of: the Company; the Duff & Phelps Electrics; the S&P 500 Composite Index; and the S&P Electric Companies Index. The performances of the compared investments on a total return basis are quite sensitive to the market price prevailing on the date when the periods that are depicted on the graphs begin.

                         FIVE-YEAR COMPARISON OF RETURN
                  ASSUMING QUARTERLY REINVESTMENT OF DIVIDENDS

                                 [CHART]

                                                    1989       1990       1991       1992       1993       1994
                                                  ---------  ---------  ---------  ---------  ---------  ---------
GMP.............................................  $  100.00  $   93.09  $  134.61  $  159.45  $  158.72  $  154.55
D&P Electrics...................................  $  100.00  $   99.10  $  127.53  $  138.40  $  151.69  $  135.37
S&P 500.........................................  $  100.00  $   96.81  $  126.37  $  135.92  $  149.59  $  151.55
S&P Electric Cos................................  $  100.00  $  102.61  $  133.58  $  141.43  $  159.25  $  138.44

                         TEN-YEAR COMPARISON OF RETURN
                  ASSUMING QUARTERLY REINVESTMENT OF DIVIDENDS

                                 [CHART]

                            1984     1985    1986    1987    1988    1989    1990    1991    1992    1993    1994
                           -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
GMP......................  $ 100.00  145.74  209.67  219.38  207.39  256.46  238.75  345.22  408.92  407.05  396.35
D&P Electrics............  $ 100.00  135.62  178.71  162.14  191.66  242.39  240.21  309.11  335.47  367.67  328.13
S&P 500..................  $ 100.00  131.64  156.23  164.43  191.65  252.32  244.27  318.85  342.95  377.45  382.40
S&P Electric Cos.........  $ 100.00  126.46  162.68  150.41  176.91  235.60  241.75  314.71  333.21  375.19  326.16

                            PENSION PLAN INFORMATION

    The following table shows annual pension benefits payable pursuant to the Company's Retirement Plan to all covered employees, including Executive Officers, upon retirement at age 65, in various compensation and years-of-service classifications, assuming the election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the following table.

                               PENSION PLAN TABLE

                                                                     ESTIMATED ANNUAL RETIREMENT BENEFITS AT NORMAL
                                                                  RETIREMENT AGE OF 65 YEARS CREDITED YEARS OF SERVICE*
ANNUAL AVERAGE BASE COMPENSATION IN 3 CONSECUTIVE HIGHEST PAID   -------------------------------------------------------
        YEARS OUT OF LAST 10 YEARS PRECEDING RETIREMENT             15         20         25         30       35 & OVER
- ---------------------------------------------------------------  ---------  ---------  ---------  ---------  -----------
$ 75,000.......................................................     16,155     21,540     26,925     32,310      37,695
$100,000.......................................................     22,155     29,540     36,925     44,310      51,695
$125,000.......................................................     28,155     37,540     46,925     56,310      65,695
$150,000.......................................................     34,155     45,540     56,925     68,310      79,695
$200,000**.....................................................     42,155     56,207     70,258     84,310      98,362

- ------------
* Credited years of service (including service credited with other companies), as of December 31, 1994, for each of the following Executive Officers were as follows: D. G. Hyde 16.9 years; A. N. Terreri 32.5 years;
     E. M. Norse 24.6 years; C. L. Dutton 9.8 years; and S. C. Terry 8.8 years.

**   Compensation  cap for 1992 is $228,860; for  1993 is $235,840; and for 1994
     is $150,000.

    All employees, including Executive Officers of the Company are covered by the Company's Retirement Plan if they have been employed for more than a year. This Plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first of any month following the attainment of age 55, provided at least five years of credited service have been completed. For employees with at least 10 years of credited service, the accrued benefits are reduced as follows if retirement occurs prior to age 62:

            AGE AT RETIREMENT                        REDUCTION OF BENEFITS
- -----------------------------------------  -----------------------------------------
                   61                                         5%
                   60                                         10%
                   59                                         15%
                   58                                         20%
                   57                                         25%
                   56                                         32%
                   55                                         37%

For employees with less than 10 years of credited service who retire before age 65, benefits are actuarially reduced. If retirement occurs after age 62 and completion of at least 10 years of credited service, the full accrued benefit is payable. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

    Retirement benefits are based on final average base compensation and length of service. Final average compensation is the average of the compensation (limited to base salary for Executive Officers, which is shown in the Salary column of the Summary Compensation Table for the Named Executive Officers, and straight-time payroll wages for other employees) for the three highest consecutive years out of the final 10 years of employment. Effective January 1, 1989, the normal retirement benefit is equal to 1.1% of the final average compensation up to covered compensation plus 1.6% of final average compensation over covered compensation multiplied by each year of credited service up to 35 years.

    For 1994, the percentage which the cost to maintain the retirement fund bore to the total participant covered compensation equaled 4.6%.

    Executive Officers and key management personnel of the Company, including the Named Executive Officers, participate in a separate life insurance plan. Under this separate plan, the Company has purchased life insurance on the lives of the Executive Officers and key management personnel to provide life insurance benefits to them in an amount equal to four times salary for the most senior Executive Officer (President and Chief Executive Officer), three times salary for the next most senior Executive Officers (Executive Vice President and Chief Operating Officer, and Vice Presidents) and two times salary for the third most senior Executive Officers and key management personnel (General Counsel, Assistant Vice Presidents, Assistant General Counsel, Assistant Treasurer, Controller and General Manager, Administrative Service). The plan also provides retirement and survivor's benefits for a period of fifteen years following retirement as a supplement to the Company's Retirement Plan in an amount equal to 44% of final salary for the most senior Executive Officer, 33% of final salary for the next most senior Executive Officers and 22% of final salary for the third most senior Executive Officers and key management personnel. Retirement benefits will be paid out of the Company's general assets. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in implementing this part of the plan. The retirement benefits are partially covered by the life insurance coverage obtained by the Company. These costs cannot be properly allocated or determined for any one plan participant because of the overall plan assumptions. The Company is recording the estimated cost of this plan on a current basis and will record as income life insurance benefits when they occur.

    The Company has adopted a Deferred Compensation Plan pursuant to which Executive Officers and key management personnel may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant's account will be paid to him or her or his or her beneficiary according to their election form.


    The Company has entered into severance contracts with 17 of its Executive Officers and key management personnel, including the Named Executive Officers, under which the Company has certain obligations to each affected Executive Officer if there is a change in control of the Company (as defined below), and if the Executive Officer's employment is involuntarily terminated without cause or is voluntarily terminated by the Executive Officer with good reason (as defined below) within two years after such change in control. The severance contracts provide for payments of 2.99 times the base salaries of the affected Executive Officers, for continuation of health, medical and other insurance programs for such Executive Officers for twenty-four months after the termination of employment of such Executive Officers following a "change in control" of the Company and for payment of an amount equal to the actuarial value of up to twenty-four additional months of credited service under the Company's Retirement Plan after such termination. A "change in control of the Company" will be deemed to have occurred under the severance contracts when a person secures the beneficial ownership of 25% or more of the voting power of the Company's then outstanding securities, when there has been a new majority of members serving on the Board of Directors for two consecutive years or when the Company's shareholders approve a merger or consolidation of the Company with another corporation where the outstanding voting securities of the Company do not continue to represent at least 80% of the combined voting power of the Company or the surviving entity. Under the severance contracts, the Board of Directors has limited discretion to determine whether a change of control of the Company has, in fact, taken place. An Executive Officer may terminate his or her employment "with good reason" following a change in control if the Executive Officer is assigned duties inconsistent with his or her responsibilities before the change in control occurred, if the Company's headquarters are relocated more than 50 miles from the present location, if the Executive Officer is required to relocate more than 50 miles from his or her present location, if the Executive Officer's compensation or benefits are reduced or adversely affected (other than as part of an overall adjustment of executive compensation or benefits) or if the Company does not obtain an agreement from its successor to perform under the severance contracts.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors on November 14, 1994, appointed the firm of Arthur Andersen LLP to serve as independent certified public accountants for the calendar year 1995. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has served the Company in this capacity continuously since 1988. Representatives of the firm are expected to attend the Annual Meeting to make statements if they desire and to respond to appropriate questions.

                  COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

    The Company's Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 1994 all requirements applicable to Directors and Executive Officers have been complied with.

                           1996 SHAREHOLDER PROPOSALS

    A shareholder proposal must be received by the Secretary of the Company no later than December 15, 1995, to be included in the proxy materials for the Company's next Annual Meeting.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders refers to such other matters as may properly come before the Meeting, the only matters which the Management intends to present or knows will be presented at the Meeting are those matters set forth in the Notice of the Meeting. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event any additional matters should be presented at the Meeting.

                                            By Order of the Board of Directors
                                                     Donna S. Laffan
                                                        SECRETARY

South Burlington, Vermont
April 12, 1995

                                   EXHIBIT A
                 PROPOSED AMENDMENT TO THE BY-LAWS TO ESTABLISH
                        A CLASSIFIED BOARD OF DIRECTORS



Section 2 of Article II of the By-laws is amended to provide as follows:


    SECTION 2. ELECTION. The board of directors shall consist of twelve members and shall be elected at the annual meeting of the stockholders or at a special meeting held in place thereof. Subject to law, to the articles of association and to the other provisions of these by-laws, each director shall hold office until his or her term of office expires and until his or her successor shall have been elected and qualified. The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated as Class I, Class II and Class III. Each class shall have at least three directors and the three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors, elected at the 1995 annual meeting of shareholders, shall expire at the next succeeding annual meeting of shareholders, the second succeeding annual meeting of shareholders and the third succeeding annual meeting of shareholders, respectively. At each annual meeting of shareholders after 1995, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in the third year following the year of their election. No director may be removed from office prior to the expiration of his or her term of office except for cause. For purposes of this Section, the term "cause" means a willful and continued failure to perform the duties of a director (other than failure resulting from incapacity due to physical or mental illness) or conduct which is demonstrably and materially injurious to the corporation, monetarily or otherwise. Such removal from office can be effected only upon the affirmative vote of three quarters of the remaining membership of the board of directors. The board of directors shall elect from its members a chairman of the board of directors who will serve as such for one year or during the balance of his or her term as a director, whichever is less, and until a successor is elected and qualified.

                                   EXHIBIT B

- --------------------------------------------------------------------------------

                        GREEN MOUNTAIN POWER CORPORATION
                       COMPENSATION PROGRAM FOR OFFICERS
                      AND CERTAIN KEY MANAGEMENT PERSONNEL
                      HIGHLIGHTS BROCHURE/PROGRAM DOCUMENT

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL
- --------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
Preamble...................................................................................................      1

Purpose of Program.........................................................................................      1

Participants...............................................................................................      1

Effective Date.............................................................................................      1

Definitions................................................................................................      1

Program Components.........................................................................................      3

Base Salary................................................................................................      3

Variable Compensation......................................................................................      3

Determination of Award.....................................................................................      5

Variable Compensation Award Payment........................................................................      6

Program Administration.....................................................................................      6

Appendix I

Appendix II

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

PREAMBLE

    This document describes and governs the Compensation Program for Officers and Certain Key Management Personnel for Green Mountain Power Corporation ("GMP" or "the Company"). The program is intended to assure that total compensation is competitive in the marketplace and promotes the Company's strategic objectives.

PURPOSE OF PROGRAM

    The purpose of the Compensation Program is to:

    - ensure  that  base   compensation  compares  favorably   with  regard   to
      organizations competing for similar talent;

    - provide an opportunity for officers and other key management personnel to share in the success of GMP by linking a portion of compensation (variable compensation) to corporate performance results;

    - encourage a longer-term view by paying part of an earned variable compensation award in deferred/ restricted stock; and

    - foster and reinforce teamwork among officers and other key management personnel.

PARTICIPANTS

    Senior officers of GMP and other key management personnel, as designated from time to time by the Board of Directors are eligible to participate in this program. Appendix I to this document, as amended from time to time, will list eligible participants so designated.

EFFECTIVE DATE

    The stock award provisions contained herein shall be effective upon shareholder and other required regulatory approval. The program is otherwise effective January 1, 1994.

DEFINITIONS

    The following definitions pertain to the program.

    CIRCUIT BREAKER -- a performance level below which no variable compensation will be paid regardless of performance against the corporate measures. For this program, no awards will be paid unless earnings, less provision for awards, are greater than dividends paid in the year for which variable compensation is to be awarded.

    COMPENSATION COMMITTEE -- the Compensation Committee of the Board of Directors.

    MARKET AVERAGE -- the average of salaries paid in the marketplace for positions similar to those at GMP.

    MARKET RANGE -- a range running from 10% below to 10% above the market average.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

    MARKETPLACE -- Companies that are determined by GMP to be those competing for similar talent. Depending on the position within GMP, marketplace companies can be utilities, general industry -- local, regional, national, or any combination thereof.

    MAXIMUM -- the maximum or optimal level of corporate performance with respect to a corporate performance measure. This determination will be applied separately to each performance measure. No variable compensation with respect to a performance measure will be paid in excess of the maximum level indicated.

    COMPENSATION PROGRAM -- the compensation program, which consists of base salary and the opportunity to earn variable compensation.

    ORGANIZATION BANDS -- tiers within which management positions are clustered, to reflect the nature and scope of the jobs, reporting relationships, and the like.

    PEER  COMPANIES  --  a  select  group  of  utilities  against  which   GMP's
performance will be measured.

    PERFORMANCE MEASURE -- a critical factor used to measure the success of the business.

    PROGRAM YEAR -- GMP's fiscal year.

    RESTRICTED STOCK GRANTS -- the portion of the variable compensation award paid to participants in this program in the form of GMP common stock that will be subject to two restrictions of a five (5) year duration: (1) no transferability; and (2) forfeiture of the stock upon termination of employment with the Company (except for retirement, death or disability). During the five-year restriction period, dividends will be paid and recipients will have voting rights. The value of restricted stock is taxable when the restrictions lapse (after five years, or earlier in the case of the participant's retirement, disability or death). The restriction period begins on the date the awards are granted.

    STOCK GRANTS -- the portion of the variable compensation award paid to participants in the form of shares of GMP common stock. These shares are the property of the participant upon grant and may be retained or sold. Upon grant, shares are subject to current taxation.

    TARGET -- the desired level of corporate performance with respect to a performance measure. This determination will be applied separately for each performance measure.

    THRESHOLD -- the acceptable level of corporate performance with respect to a performance measure. This determination will be applied separately to each performance measure. No variable compensation with respect to a performance measure will be paid unless the threshold level is attained.

    TOTAL COMPENSATION -- an amount comprised of base salary and variable compensation.

    VARIABLE  COMPENSATION  --  compensation  that   is  earned  based  on   the
achievement of corporate performance objectives and that may be paid in cash, stock grants, or restricted stock grants.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

PROGRAM COMPONENTS

    The Compensation Program is comprised of two compensation components:

    - Base Salary

    - Variable Compensation

BASE SALARY

    Each officer or other key management employee is paid a base salary intended to be competitive with base compensation paid for similar positions in the marketplace.

VARIABLE COMPENSATION

    Each officer or other key management employee is eligible to earn additional compensation when GMP's performance meets or exceeds various performance objectives.

BASE SALARY

    Base salaries are intended to provide a competitive rate of fixed compensation. Base salary levels will be assessed by compiling and analyzing salary information from various published survey sources on an annual basis. Survey sources include:

    - Mercer Finance, Accounting & Legal Compensation Survey

    - Wyatt Top Management Report

    - Edison Electric Executive Compensation Survey

    Within one year after the adoption of the program, base salaries are intended to be managed to the market average (in any event, within a plus or minus 10% range around the market average) as determined from the survey analysis. The average and the range may or may not change from year to year depending on movement in the market and, therefore, it is possible that base salaries may not be increased annually. Appropriate adjustments will be made in May of each year.

    Actual base compensation within the market range will depend on internal equity, overall scope of responsibilities of the position, recruitment needs, and significant individual performance variations.

    The market ranges have been incorporated into three organization bands (in lieu of job grades), as set forth in Appendix I, which may be modified from time to time by direction of the Board or the Chief Executive Officer. These bands reflect the nature of the positions and their impact on the organization. Additionally, these bands signify varying levels of participation in the variable compensation component of the program. The band assignments are determined on the basis of survey data and the role of the position.

VARIABLE COMPENSATION

    The purpose of the variable compensation component of this program is to tie compensation directly to the achievement of key corporate-wide objectives. Awards earned will be paid in cash, stock grants, and

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------
restricted stock as deemed appropriate by the Compensation Committee of the Board of Directors. The initial variable award payments will be made as set forth below. This award delivery feature is intended to motivate participants toward the annual attainment of critical corporate objectives consistent with the need to manage GMP to achieve longer-term success.

VARIABLE COMPENSATION AWARD OPPORTUNITIES

    Each band has a different variable compensation opportunity as noted in the following table.

                                AWARD TABLE (AT)

                                                      VARIABLE CASH OPPORTUNITIES AS A % OF BASE
                                                                        SALARY
                                                      ------------------------------------------
BAND                                                    THRESHOLD       TARGET        MAXIMUM
- ----------------------------------------------------  -------------     ------     -------------
A...................................................          25%            50%           75%
B...................................................        17.5%            35%         52.5%
C...................................................        12.5%            25%         37.5%

PERFORMANCE MEASURES -- ESTABLISHMENT

    At the beginning of each year, appropriate corporate performance measures will be determined for purposes of generating the variable compensation award. These measures are expected to remain in substantially the same form year-to-year. They may change, however, as GMP revisits its strategic and operational plans.

    The measures are:

    - Return on Equity

    - Total Shareholder Return

    - Rates

    - Customer Satisfaction; and

    - Reliability

    Performance objectives associated with these measures are established for each fiscal year by the Compensation Committee and reviewed by the Board of Directors. (See Appendix II for measures and specific objectives for 1994, and years following, as indicated.)

    After the close of each year, the Compensation Committee, with input from the CEO, will determine the degree to which these performance objectives were accomplished to determine if variable cash awards are to be paid. If the threshold level of performance is not met, an award will not be paid with respect to that specific performance measure.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

    In addition, the program incorporates a circuit breaker to protect shareholder investment. The circuit breaker ensures that awards will not be paid unless earnings, after subtracting the variable awards, are greater than dividends paid in the year for which variable compensation is to be awarded.

PERFORMANCE MEASURES -- INDIVIDUAL PERFORMANCE ASSESSMENT

    Individual   performance  may,  on  an   exceptions  basis,  be  taken  into
consideration in determining the final award. However, the maximum shown in the Award Table cannot be exceeded.

PERFORMANCE MEASURES -- WEIGHTING

    The performance measures will be weighted each year to reflect the strategic plan and the impact each organization band/position has on performance. The number of measures used will be limited to ensure that the significance of the measures will not be diluted (weights less than 10% cannot be used).

    The performance measures will be weighted as noted in Appendix II.

DETERMINATION OF AWARD

    An  award  will  be determined  in  accordance with  the  following example.
Assume:

    - Participant is in Band B

    - Base Salary = $100,000

    - Individual Performance = meets expectations

    - Circuit Breaker = achieved required level

                                                                         PERFORMANCE       AWARD %      ADJUSTED AWARD %
PERFORMANCE MEASURE                                          WEIGHT        RESULTS        (FROM AT)       WEIGHT TIME %
- ---------------------------------------------------------  -----------  --------------  -------------  -------------------
ROE......................................................         30%          75% ile          35%             10.5%
TSR
  -D&P...................................................         15%        Threshold        17.5%            2.625%
  -Select................................................         15%        Threshold        17.5%            2.625%
Rates....................................................         20%          80% ile          35%              7.0%
Customer Satisfaction....................................         10%              80%          35%              3.5%
Reliability
  -SAII..................................................        3.3%        Threshold        17.5%             .583%
  -SAIFI.................................................        3.3%        Threshold        17.5%             .583%
  -CAIDI.................................................        3.3%        Threshold        17.5%             .583%
TOTAL AWARD % = 28%
    AWARD = $28,000

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

VARIABLE COMPENSATION AWARD PAYMENT

    An award earned will be paid in cash and, subject to shareholder and required regulatory approval, stock grant and restricted stock grant in accordance with the following schedule:

                                     RESTRICTED
  BAND       CASH     STOCK GRANT       STOCK
- ---------  ---------  -----------  ---------------

    A         1/4         1/4            1/2
   B&C        1/3         1/3            1/3

The Compensation Committee may make changes in this schedule, subject to review by the Board of
Directors.

CASH

    The cash portion of the award will be paid in a separate check.

STOCK GRANTS

    The stock grant portion of the award will be paid in shares of GMP common stock. The number of shares will be determined by dividing the portion of the award to be paid in stock by the closing stock price on the day the Board of Directors authorizes variable compensation payments (I.E., the annual meeting). The number of shares so determined will be rounded up to the nearest full share.

    Relevant taxes (E.G., federal, FICA, State), based on the cash and stock grant portions of the award, will be withheld.

RESTRICTED STOCK

    The grant of restricted stock will be made upon execution of an agreement between the participant and the Company that will provide, for a period of five
(5) years from the date of the grant, that: (a) the shares will not be transferable; and (b) the shares will be forfeited upon termination of employment with GMP, except where the termination of employment results from retirement, disability or death.

    The number of restricted stock shares to be awarded will be determined as described immediately above with respect to stock grants.

PROGRAM ADMINISTRATION

    The program will be administered by the Chief Executive Officer with approval of the Compensation Committee.

    The Compensation Committee will review the operation of the program no less frequently than annually and, as it deems necessary, recommend appropriate actions to the Board of Directors.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

    The Board of Directors will have the full power and authority to:

    - Interpret the program

    - Approve participants

    - Act on the CEO's recommendations

    - Amend or terminate the Program, subject to required shareholder and regulatory approval

    - Approve the CEO's award

    Participation in the program does not confer any right or privilege regarding continued employment with GMP upon a participant.

    Payment of the cash and, subject to required shareholder and regulatory approval, the stock grant portions, will be made during the second quarter following the end of the program year.

    Participants must be employed on the date the award is paid in order to receive an award unless the participant has retired, is disabled or is deceased, or the Compensation Committee determines that the circumstances under which the participant terminated employment warrant special consideration.

    Payments of variable compensation awards will not affect a participant's levels of entitlement to participate in other benefit plans unless expressly stated in documentation for such plans existing as of January 1, 1994.

    The program will be administered in accordance with the laws of the State of Vermont.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL
- --------------------------------------------------------------------------------

                                                                      APPENDIX I

  BAND*                                POSITION                                      ROLE
- ---------  -----------------------------------------------------------------  -------------------
    A      President and CEO                                                  Strategic
           Senior VP & COO

    B      VP Finance & CFO                                                   Strategic
           VP Law & Administration
           VP External Affairs & Customer Service
           VP Planning
           General Counsel

    C      Controller                                                         Strategic/Tactical
           AVP Engineering
           AVP for Organizational Development
           AVP Customer Operations Central & Southern Divisions
           AVP Customer Operations Western Division
           Assistant General Counsel
           Assistant Treasurer
           General Manager, Administrative Services

- ------------
*Band  A applies generally to the CEO and  COO; Band B applies generally to Vice
 Presidents and General Counsel; and Band C applies generally to Assistant Vice Presidents and other key management personnel.

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

                                                                     APPENDIX II

PERFORMANCE MEASURES -- WEIGHTS

- -          Return on Equity               30%
           Total Shareholder
- -          Return                         30%
- -          Rates                          20%
- -          Customer Satisfaction          10%
- -          Reliability                    10%

PERFORMANCE MEASURES -- OBJECTIVES

The objectives for 1994 for each of the performance measures are:

- -   Return on Equity
    -- The peer group is the Duff & Phelps 90
    -- To achieve threshold performance, GMP's ROE for electric operations must be equal to or greater than the allowed ROE level, or equal to or greater than 60% of the peer group
    -- Target level is equal to or greater than 75% of the peer group
    -- Maximum performance is equal to or greater than 90% of the peer group

- -   Total Shareholder Return
    -- Performance is  measured using  two  different peer  groups: the  Duff  &
       Phelps 90, and a select peer group. The select group includes:
       `  Atlantic Energy
       `  Bangor-Hydro
       `  Black Hills
       `  Central Hudson
       `  Central Vermont Public Service
       `  Eastern Utilities Associates
       `  Empire District
       `  Idaho Power
       `  Minnesota Power & Light
       `  Otter Tail Power
    -- Total  Shareholder  Return (TSR)  is  defined as  dividends  plus capital appreciation using a three-year rolling average
    -- To achieve threshold performance,  GMP's TSR must be  in the top half  of the peer group
    -- Target performance is equal to or greater than 60% of the peer group
    -- Maximum performance is equal to or greater than 70% of the peer group

GREEN MOUNTAIN POWER CORPORATION
COMPENSATION PROGRAM FOR OFFICERS
AND CERTAIN KEY MANAGEMENT PERSONNEL (CONTINUED)
- --------------------------------------------------------------------------------

- -   Rates
    -- Performance is measured against 10 New England utilities. They are:
       `  Central Maine Power
       `  Bangor-Hydro
       `  Public Service of New Hampshire
       `  Central Vermont
       `  Boston Edison
       `  Commonwealth Energy
       `  Massachusetts Electric
       `  Connecticut Power & Light
       `  United Illuminating
       `  Narragansett Electric
    -- To  achieve threshold performance, GMP's rates  must be equal to or lower than 70% of the peer group
    -- Target performance is  achieved when GMP's  rates are equal  to or  lower than 80% of peer group
    -- Maximum performance is reached when GMP's rates are lowest or second lowest among the peer group

- -   Customer Satisfaction
    -- Performance is measured using  two surveys (i.e.,  Commercial/Industrial,
       Residential) with respect to the following aspects of customer satisfaction: reliability of service, responsiveness to trouble calls, responsiveness to customer inquiries, accuracy of customers' bills, effectiveness of telephone communications, effective delivery of DSM services.
    -- To  achieve threshold performance, 70% or more of customers must indicate satisfaction
    -- Target performance is  achieved when  80% or more  of customers  indicate satisfaction
    -- Maximum performance is reached when 90% or more indicate satisfaction

- -   Reliability
    -- Performance is measured using three indices:
       `  System average interruption index
       `  System average interruption frequency index
       `  Customer average interruption duration index
    -- To reach threshold performance, GMP's performance must improve 5% or more from that achieved in the previous year
    -- Target performance is 10% or greater improvement from the previous year -- Maximum performance is 12% or greater improvement from the previous year

PROXY
                         GREEN MOUNTAIN POWER CORPORATION
                             25 GREEN MOUNTAIN DRIVE
                            SOUTH BURLINGTON, VERMONT

     The undersigned hereby appoints Douglas G. Hyde, A. Norman Terreri and Donna S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 30, 1995, at the Annual Meeting of Shareholders to be held on May 18, 1995, or any adjournment thereof.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

/x/  Please mark your choices like this


This proxy will be voted as directed or, in the absence of specific directions, FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.


          ------    ----------------------------
          Common    Dividend Reinvestment Shares

Item 1 - To approve an amendment to the By-laws regarding classification of the Board of Directors.
The Board of Directors recommends a vote FOR this item.

                         FOR  AGAINST   ABSTAIN
                         / /    / /       / /


Item 2 - Election of the following nominees as Directors: Class I: William H. Bruett, Richard I. Fricke, Martin L. Johnson, Thomas P. Salmon; Class II: Robert
E. Boardman, Merrill O. Burns, Douglas G. Hyde, Ruth W. Page; and Class III:
Nordahl L. Brue, Lorraine E. Chickering, John V. Cleary, Euclid A. Irving. Withheld for the following nominee(s) only: print name(s)

- --------------------------------------------------------------------------------
                         FOR  WITHHELD FOR ALL
                         / /        / /


Item 3 -To approve the Compensation Program for Officers and Certain Key Management Personnel.
The Board of Directors recommends a vote FOR this item.

                         FOR  AGAINST   ABSTAIN
                         / /    / /       / /

Item 4 -To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof.

Signature(s)                                                      Date
            -----------------------------------------------------      ---------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The Trustee will vote as directed or, in the absence of specific directions, FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.


GREEN MOUNTAIN POWER CORPORATION
ESIP

Please mark your votes as this                 /X/


                     CONFIDENTIAL VOTING INSTRUCTIONS TO
                            CHITTENDEN CORPORATION
              AS TRUSTEE UNDER THE GREEN MOUNTAIN POWER CORPORATION
                                   ESIP PLAN

I hereby direct that the voting rights pertaining to shares of stock of Green Mountain Power Corporation held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Shareholders of Green Mountain Power Corporation, to be held on May 18, 1995, and all adjournments thereof:


Item 1 -- To approve an amendment to the By-laws regarding classification of the Board of Directors. The Board of Directors recommends a vote FOR this item.

                           FOR  / /   AGAINST  / /   ABSTAIN  / /


Item 2 -- Election of the following nominees as Directors:  Class I:  William
H. Bruett, Richard I. Fricke, Martin L. Johnson, Thomas P. Salmon; Class II:
Robert E. Boardman, Merrill O. Burns, Douglas G. Hyde, Ruth W. Page; and Class
III: Nordahl L. Brue, Lorraine E. Chickering, John V. Cleary, Euclid A. Irving.

                                      WITHHELD
                           FOR  / /   FOR ALL  / /


Withheld for the following nominee(s) only; print name(s)

- -----------------------------------------------------------------------

Item 3 -- To approve the Compensation Program for Officers and Certain Key Management Personnel. The Board of Directors recommends a vote FOR this item.

                           FOR  / /   AGAINST  / /   ABSTAIN  / /



Item 4 -- To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof.


                                         -----------------------------
                                                      Date

                                         -----------------------------
                                            Signature of Participant

You are invited to join us on May 18, 1995 for Green Mountain Power Corporation's Annual Meeting of Shareholders. Each shareholder is welcome to bring a guest. Please complete and return this card ONLY IF YOU PLAN TO ATTEND. The return of this card is not required for attendance at the meeting, but will assist us in making appropriate arrangements for you and your guest.

(If you or your guest need special accommodations, please let us know.)

                                                                       (PLEASE CHECK BOX)
                                                                       MEETING     LUNCH

                                                                         / /        / /
- ------------------------------------------------------------
Your Name (Please Print)

                                                                         / /        / /
- ------------------------------------------------------------
Spouse (Please Print)

                                                                         / /        / /
- ------------------------------------------------------------
Guest (Please Print)

                                                                         / /        / /
- ------------------------------------------------------------
Guest (Please Print)

                    PLEASE RETURN BY MAY 5, 1995. THANK YOU.

                                                                         No Postage
                                                                          Necessary
                                                                          If Mailed
                                                                           In The
                                                                        United States

   BUSINESS REPLY MAIL
        FIRST CLASS
MAIL        PERMIT NO.
286        BURLINGTON, VT
Postage will be paid by
addressee

BONNIE V. FAIRBANKS
GREEN MOUNTAIN POWER
CORPORATION
P. O. BOX 850
BURLINGTON VT 05402-0850